Exhibit 10.1

AMENDMENT NO. 9 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 9 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is dated and is effective as of December 31, 2018, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”),  UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”), and FAIRWAY FINANCE COMPANY, LLC, a Delaware limited liability company (“Fairway”, and together with Liberty and Gotham, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent, the ST Purchaser Agent and the Fairway Purchaser Agent, the “Purchaser Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”);

WHEREAS, the Seller desires to (i) increase the Purchase Limit and (ii) in connection with such increase in the Purchase Limit, cause each of Scotia Capital, PNC, BTMU, ST and TD to increase its respective Bank Commitment in an aggregate amount for all such Banks equal to such increase in the Purchase Limit;

WHEREAS, each of the applicable parties wishes to confirm their consent to such increase; and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to make certain amendments to the Purchase Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.                                           Increase in Purchase Limit and Bank Commitments; Adjustment of Bank Commitments and Percentages.  As of the Effective Date (as defined below):

(a)                                 Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $100,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$875,000,000” contained therein and replacing it with the dollar figure “$975,000,000”.  In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)                                 Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with the increase in the Purchase Limit, the Seller desires to cause (v) Scotia Capital to increase its Bank Commitment by $39,000,000, (w) PNC to increase its Bank Commitment by $13,000,000, (x) BTMU to increase its Bank Commitment by $14,000,000, (y) ST to increase its Bank Commitment by $13,000,000 and (z) TD to increase its Bank Commitment by $21,000,000, and each of Scotia Capital, PNC, BTMU, ST and TD agrees to such increase in its respective Bank Commitment.  Each of the Purchasers, the Purchaser Agents and the Administrative Agent hereby consents to such increase in the respective Bank Commitment of each of Scotia Capital, PNC, BTMU, ST and TD.

(c)                                  Upon the effectiveness of the Bank Commitment increases in Section 1(b), the Bank Commitment of each of the Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement):

Bank	Bank Commitment
ST	$113,000,000
BTMU	$124,000,000
BMO	$100,000,000
PNC	$113,000,000
TD	$186,000,000
Scotia Capital	$339,000,000
TOTAL	$975,000,000.00

(d)                                 In connection with the foregoing adjustments of the Bank Commitments and the resulting adjustments to each Bank’s Percentage, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted).  The Seller hereby consents to the foregoing transfers of Receivable Interests.  Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 1(d).

Section 2.                                           Amendments to the Purchase Agreement.  Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A. Notwithstanding anything to the contrary contained in any Transaction Document, the Originator agrees and acknowledges that each of the Collection Accounts is maintained and owned solely by the Seller and the Originator has no interest in any of the Collection Accounts.

Section 3.                                           Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)                                 executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)                                 the Purchaser Agent for each of Scotia Capital, PNC, BTMU, ST and TD shall have received payment of a one time upfront fee in an amount equal to two and one-half basis points on the amount of the increase of its related Bank’s Bank Commitment to occur pursuant to this Agreement on the Effective Date;

(c)                                  the Administrative Agent shall have received a confirmation, in form and substance reasonably satisfactory to the Administrative Agent, from Sullivan & Cromwell LLP that this Agreement does not affect its opinions included in its opinion rendered on June 29, 2018 with respect to the renewal of the Purchase Agreement; and

(d)                                 the Administrative Agent and the Purchaser Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 4.                                           Representations and Warranties.  The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)                                 The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3)

any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement.  This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

(b)                                 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)                                  This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                                 The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

(e)                                  No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

Section 5.                                           Purchase Agreement and Contribution Agreement in Full Force and Effect as Amended.

(a)                                 All of the provisions of the Purchase Agreement, as amended hereby, and the Contribution Agreement, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)                                 The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, as amended hereby, and the Contribution Agreement, as applicable, as though such terms and conditions were set forth herein.

(c)                                  This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement.

(d)                                 This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

Section 6.                                           Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)                                 On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)                                 United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects.  Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 7.                                           Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the review, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 8.                                           Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.   Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.                                           Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 10.                                    Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	UNITED RENTALS (NORTH AMERICA), INC.

By:
/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

SELLER:	UNITED RENTALS RECEIVABLES LLC II

By:
/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

By:
/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

SOLELY FOR PURPOSES OF
SECTION 6(b):

UNITED RENTALS, INC.

By:
/s/ Irene Moshouris
Name:	Irene Moshouris
Title:	Senior Vice President and Treasurer

Signature Page —

AMENDMENT NO. 9 TO RPA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

By:
/s/ M. Grad
	Name:	M. Grad
	Title:	Director

PURCHASER:	LIBERTY STREET FUNDING LLC

By:
/s/ Kevin J. Corrigan
	Name:	Kevin J. Corrigan
	Title:	Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

By:
/s/ M. Grad
	Name:	M. Grad
	Title:	Director

BANK:	THE BANK OF NOVA SCOTIA

By:
/s/ M. Grad
	Name:	M. Grad
	Title:	Director

Signature Page —

AMENDMENT NO. 9 TO RPA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

By:
/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

By:
/s/ Christopher Blaney
	Name:	Christopher Blaney
	Title:	Senior Vice President

Signature Page —

AMENDMENT NO. 9 TO RPA

PURCHASER:	GOTHAM FUNDING CORPORATION

By:
/s/ Kevin J. Corrigan
	Name:	Kevin J. Corrigan
	Title:	Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

By:
/s/ Nicolas Mounier
	Name:	Nicolas Mounier
	Title:	Director

BANK:	MUFG BANK, LTD.

By:
/s/ Nicolas Mounier
	Name:	Nicolas Mounier
	Title:	Director

Signature Page —

AMENDMENT NO. 9 TO RPA

PURCHASER AGENT:	SUNTRUST BANK

By:
/s/ Emily Shields
	Name:	Emily Shields
	Title:	First Vice President

BANK:	SUNTRUST BANK

By:
/s/ Emily Shields
	Name:	Emily Shields
	Title:	First Vice President

Signature Page —

AMENDMENT NO. 9 TO RPA

PURCHASER:	FAIRWAY FINANCE COMPANY, LLC

By:
/s/ Irina Khaimova
	Name:	Irina Khaimova
	Title:	Vice President

PURCHASER AGENT:	BANK OF MONTREAL

By:
/s/ Karen Louie
	Name:	Karen Louie
	Title:	Director

BANK:	BANK OF MONTREAL

By:
/s/ Karen Louie
	Name:	Karen Louie
	Title:	Director

Signature Page —

AMENDMENT NO. 9 TO RPA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

By:
/s/ Bradley Purkis
	Name:	Bradley Purkis
	Title:	Managing Director

BANK:	THE TORONTO-DOMINION BANK

By:
/s/ Rene Landry
	Name:	Rene Landry
	Title:	Director

Signature Page —

AMENDMENT NO. 9 TO RPA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~8~~9 EFFECTIVE AS OF ~~JUNE 29~~DECEMBER 31, 2018

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,

as Seller,

UNITED RENTALS, INC.,

as Collection Agent,

LIBERTY STREET FUNDING LLC,

as a Purchaser,

GOTHAM FUNDING CORPORATION,

as a Purchaser,

FAIRWAY FINANCE COMPANY, LLC,

as a Purchaser,

THE BANK OF NOVA SCOTIA,

as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,

as Purchaser Agent for itself and as a Bank,

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.),

as Purchaser Agent for Gotham and as a Bank,

SUNTRUST BANK,

as Purchaser Agent for itself and as a Bank,

BANK OF MONTREAL,

as Purchaser Agent for Fairway and as a Bank,

and

THE TORONTO-DOMINION BANK,

as Purchaser Agent for itself and as a Bank

Table of Contents

		Page

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.	Purchase Facility	2
SECTION 1.02.	Making Purchases	2
SECTION 1.03.	Receivable Interest Computation	7
SECTION 1.04.	Settlement Procedures	~~7~~8
SECTION 1.05.	Fees	12
SECTION 1.06.	Payments and Computations, Etc.	12
SECTION 1.07.	Dividing or Combining Receivable Interests	13
SECTION 1.08.	Increased Costs and Requirements of Law	13
SECTION 1.09.	Intended Characterization; Security Interest	15
SECTION 1.10.	[Reserved]	16
SECTION 1.11.	Sharing of Payments	16
SECTION 1.12.	Repurchase Option	1~~6~~7
SECTION 1.13.	Extension; Additional Purchasers; Increased Commitments	17
SECTION 1.14.	Defaulting Banks; Delaying Banks	18

ARTICLE II REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.	Representations and Warranties; Covenants	19
SECTION 2.02.	Events of Termination	19

ARTICLE III INDEMNIFICATION

SECTION 3.01.	Indemnities by the Seller	20

ARTICLE IV ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01.	Designation of Collection Agent	22
SECTION 4.02.	Duties of Collection Agent	2~~2~~3
SECTION 4.03.	Certain Rights of the Administrative Agent	2~~3~~4
SECTION 4.04.	Rights and Remedies	25
SECTION 4.05.	Further Actions Evidencing Purchases	2~~5~~6
SECTION 4.06.	Covenants of the Collection Agent and the Seller	2~~6~~7
SECTION 4.07.	Indemnities by the Collection Agent	2~~7~~8
SECTION 4.08.	Representations and Warranties of the Collection Agent	2~~8~~9

ARTICLE V THE ADMINISTRATIVE AGENT

SECTION 5.01.	Authorization and Action	30
SECTION 5.02.	Administrative Agent’s Reliance, Etc.	3~~0~~1

i

SECTION 5.03.	Indemnification of Administrative Agent	31
SECTION 5.04.	Scotia Capital and Affiliates	3~~1~~2
SECTION 5.05.	Bank’s Purchase Decision	3~~1~~2
SECTION 5.06.	[Reserved]	3~~1~~2
SECTION 5.07.	Notice of Event of Termination	3~~1~~2

ARTICLE VI THE PURCHASER AGENTS

SECTION 6.01.	Authorization	3~~2~~3
SECTION 6.02.	Reliance by Purchaser Agent	3~~3~~4
SECTION 6.03.	Agent and Affiliates	3~~4~~5
SECTION 6.04.	Notices	3~~4~~5
SECTION 6.05.	Bank’s Purchase Decision	3~~4~~5

ARTICLE VII MISCELLANEOUS

SECTION 7.01.	Amendments, Etc.	3~~4~~5
SECTION 7.02.	Notices, Etc.	3~~5~~6
SECTION 7.03.	Assignability	~~39~~40
SECTION 7.04.	Costs, Expenses and Taxes	4~~0~~1
SECTION 7.05.	No Proceedings	4~~3~~4
SECTION 7.06.	Confidentiality	4~~3~~5
SECTION 7.07.	Governing Law	4~~4~~5
SECTION 7.08.	SUBMISSION TO JURISDICTION	4~~4~~5
SECTION 7.09.	WAIVER OF JURY TRIAL	4~~4~~6
SECTION 7.10.	Execution in Counterparts	4~~5~~6
SECTION 7.11.	Survival of Termination	4~~5~~6
SECTION 7.12.	Severability	4~~5~~6
SECTION 7.13.	Excess Funds	4~~5~~6
SECTION 7.14.	No Recourse	4~~5~~7
SECTION 7.15.	Amendment and Restatement; Acknowledgement	4~~6~~7
SECTION 7.16.	KYC Information	48

ii

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation, FAIRWAY FINANCE COMPANY, LLC (“Fairway”), a Delaware limited liability company (each of Liberty, Gotham and Fairway, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“BTMU”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), SUNTRUST BANK (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), BANK OF MONTREAL (“BMO”), as a Bank and as purchaser agent for Fairway (the “Fairway Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent, the ST Purchaser Agent and the Fairway Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011

Facsimile No.: (312) 293-4948

Emails:       karen.louie@bmo.com

fundingdesk@bmo.com

specialized.deals@bmo.com

~~Lpg.securitization@bmo.com~~Lpg.securitization@bmo.com

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails:       ~~Jamie.Giles@tdsecurities.com~~Jamie.Giles@tdsecurities.com

Monica.miao@tdsecurities.com

If to a Purchaser:

LIBERTY STREET FUNDING LLC

Global Securitization

445 Broad Hollow Rd.

Melville, NY 11747

Tel. No.: (631) 587-4700

Facsimile No.: (212) 302-8767

GOTHAM FUNDING CORPORATION

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310

New York, NY 10036

Tel. No.: (212) 295-2777

Facsimile No.: (212) 302-8767

Attention: Frank B. Bilotta

FAIRWAY FINANCE COMPANY, LLC

c/o Lord Securities Corp.

48 Wall Street, 27th Floor

New York, New York 10005

Attention: Irina Khaimova

Email: Irina.Khaimova@tmf-group.com

Tel. No.: (212) 346-9008

Facsimile No.: (212) 346-9012

SUNTRUST BANK

3333 Peachtree Road, NE

10th Floor East

Atlanta, Georgia 30326

Attention: Jason Meyer

Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

BANK OF MONTREAL

115 S. LaSalle Street

25th Floor West

Chicago, Illinois 60603

Attention: Karen Louie

Tel. No.: (312) 293-4410

Facsimile No.: (312) 293-4948

Emails:       karen.louie@bmo.com

Lpg.securitization@bmo.com

THE TORONTO-DOMINION BANK

Asset Securitization Group

222 Bay Street,

EY Tower 7th floor

Toronto, Ontario M5K1A2

Attention: Jamie Giles

Tel. No.: (416) 307-8782

Facsimile No.: (416) 307-8840

Emails:       ~~Jamie.Giles@tdsecurities.com~~Jamie.Giles@tdsecurities.com

Monica.miao@tdsecurities.com

SECTION 7.03.                                                           Assignability.

(a)                                 This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest in the Pool Receivables) shall be assignable by participation or otherwise in whole or in part by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the Seller’s consent shall not be required for any assignment or participation from an Investor pursuant to the terms of its applicable liquidity agreement. Each assignor of a Receivable Interest in the Pool Receivables or any interest therein shall notify the applicable Purchaser Agent, the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest in the Pool Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Receivables that was furnished to such assignor by or on behalf of the Seller or by the Administrative Agent and the related Purchaser Agent; provided that prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential

Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage). Accordingly, each Investor which holds aggregate outstanding Capital in excess of such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage) shall transfer a Receivable Interest or Receivable Interests computed on the basis of such excess Capital to an applicable Investor which holds aggregate outstanding Capital less than such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage), in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

(c)                                  All Yield, fees and any other amounts payable by the Seller to the Investors, the Banks, the Administrative Agent or the Purchaser Agents which have accrued, but have not yet been paid, under the Existing Agreement shall remain outstanding hereunder and shall be payable in accordance with the terms hereof and the Fee Agreements.

SECTION 7.16.                                                           KYC Information. Each Purchaser Agent, Investor and Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent hereby notifies the Seller that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser Agent, Investor, Bank or the Administrative Agent, as applicable, to identify the Seller in accordance with the Act. The Seller shall, promptly following a request by the Administrative Agent or any Purchaser Agent, Investor or Bank, provide all documentation and other information that the Administrative Agent or such Purchaser Agent, Investor or Bank requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:	UNITED RENTALS RECEIVABLES LLC II

By:
		Name:	Irene Moshouris
		Title:	Vice President and Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

By:
		Name:	Irene Moshouris
		Title:	Senior Vice President and Treasurer

Signature Page - Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia — NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the sum of (i) the Outstanding Balance of Pool Receivables that were 151 to 180 days past their Invoice Date (or, in the case of Extended Term Receivables, that were 211 to 240 days past their Invoice Date ) as of the last day of such month, excluding Pool Receivables that have been written off at any time after the date on which they were 150 days past their Invoice Date (or, in the case of Extended Term Receivables, at any time after the date on which they were 210 days past their Invoice Date), (ii) (without duplication of any amounts included in clause (i) or (iii)) the Outstanding Balance of Pool Receivables that were less than 181 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 241 days past their Invoice Date) as of the last day of such month and that, consistent with the Credit and Collection Policy, were written off as uncollectible during such month, and (iii) (without duplication of any amounts included in clause (i) or (ii)) the Outstanding Balance of Pool Receivables that were less than 151 days past their Invoice Date (or, in the case of Extended Term Receivables, that were less than 211 days past their Invoice Date ) as of the last day of such month, as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V, by (b) the aggregate dollar amount of all Pool Receivables created during the month ended five months prior to the most recent month-end.

than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)                                  other than with respect to a Fixed Period for ST, PNC, BMO or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper, or

(d)                                 any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $3~~00~~39,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $1~~00~~13,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to BTMU, $1~~10~~24,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to ST, $1~~00~~13,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to BMO, $100,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (f) with respect to TD, $186~~5~~,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (g) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, BTMU, ST, BMO, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“BMO” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~8~~975,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (iii) Fairway Finance Company, LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iv) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) BTMU and its permitted successors and assigns as Gotham Purchaser Agent, (iv) ST and its permitted successors and assigns as ST Purchaser Agent, (v) BMO and its permitted successors and assigns as Fairway Purchaser Agent, and (vi) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON — NOSCUS4H (Liberty Street Funding LLC — acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to BTMU, the special account (account number 310-035-147, ABA No. 026-009-632) of BTMU maintained at the office of BTMU; (iv) with respect to ST, the special account (account number 1000022220783, ABA No. 061000104, Ref: United Rentals) of ST maintained at the office of

EXHIBIT II

CONDITIONS OF PURCHASES

1.                                      Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest in the Pool Receivables under this Third Amended and Restated Agreement is subject to the conditions precedent that the Administrative Agent and each Purchaser Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a)                                 A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying (i) copies of the resolutions of the Board of Directors of the Seller and the Originator approving the applicable Transaction Documents, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents, (iii) the by-laws of the Seller and the Originator and (iv) the names and true signatures of the officers of the Seller and the Originator authorized to sign the Transaction Documents to be signed by it hereunder. Until the Administrative Agent and each Purchaser Agent receives a subsequent incumbency certificate from the Seller or the Originator, as the case may be, the Administrative Agent and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller or the Originator.

(b)                                 A certificate of the Secretary or Assistant Secretary of the Parent certifying (i) copies of the resolutions (if required) of the Board of Directors of the Parent approving the Performance Undertaking Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Performance Undertaking Agreement and (iii) the names and true signatures of the officers thereof authorized to sign the Performance Undertaking Agreement.

(c)                                  A copy of the certificate of formation or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

(d)                                 Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of such initial purchase under the UCC of all relevant jurisdictions reasonably necessary to perfect the ownership and security interests contemplated by the Agreement and the Purchase Agreement.

(e)                                  Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, reasonably necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Seller or the Originator.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a)                                 The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on the Seller.

(b)                                 The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable or a Material Adverse Effect on the Seller or a material adverse effect on the Seller’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement or permitted by any Transaction Document). Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements which are referred to herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)                                 Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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pay such Debt and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(o)                                 With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Purchase Agreement) of cash in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent Debt owed by the Originator to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

(p)                                 Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached hereto as Annex H, as amended from time to time by the Seller with notice to the Purchaser Agents; provided that if any amendment to the form of Contract attached as Annex H hereto adversely affects the enforceability of ENB Receivables or the interests of the Seller or the Investors therein, such amendment shall require the written consent of the Purchaser Agents.

(q)                                 Seller is not, nor, to the best of Seller’s knowledge, is it owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

(r)                                    Neither the entering into of this Agreement, the sale, assignment and transfer of the Receivable Interests hereunder nor the consummation of any other transactions contemplated hereby will result in the acquisition by the Administrative Agent or any of the Investors of an “ownership interest” (as defined under the Volcker Rule) in the Seller.

(s)                                   The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of the Parent under generally accepted accounting principles in the United States in effect from time to time.

(t)                                    The Seller is an entity that is organized under the laws of the United States or of any State thereof and at least 51% of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

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EXHIBIT IV

COVENANTS OF THE SELLER

Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents are paid in full:

(a)                                 Compliance with Laws, Etc.

(i)                                     The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectability of the Receivables Pool, taken as a whole, or the ability of the Seller to perform its obligations under the Transaction Documents.

(ii)                                  The Seller will not, directly or indirectly, use the proceeds of the purchase of Receivable Interests in the Pool Receivables, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in any manner that would result in a violation of Sanctions Laws by any Person (including any Investor).

(b)                                 Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 7.02 of the Agreement or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Collateral have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c)                                  Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will require, at its expense, that the Originator will timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in

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EXHIBIT V

EVENTS OF TERMINATION

Each of the following, unless waived in writing in accordance with Section 2.02, shall be an “Event of Termination”:

(a)                                 A Collection Agent Default shall have occurred; or

(b)                                 The Seller shall fail (i) to transfer or cause to be transferred to the Administrative Agent when requested any rights, pursuant to the Agreement, of the Collection Agent or (ii) to make any payment required under Section 1.04, and any such failure to transfer or pay shall remain unremedied for three Business Days; or

(c)                                  Any representation or warranty made or deemed made by the Seller (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Seller pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of any Responsible Officer of the Seller becoming aware of such incorrectness or untruth or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(d)                                 The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Transaction Document on its part to be performed or observed in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any respect), and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Administrative Agent or any Purchaser Agent (or, with respect to a failure to deliver any Periodic Report pursuant to the Agreement, such failure shall remain unremedied for five days (with respect to a Monthly Report) or two Business Days (with respect to a Daily Report or a Weekly Report) without a requirement for notice); or

(e)                                  The Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed,

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EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent Default”:

(a)         The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for 10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to pay or deposit shall remain unremedied for three Business Days; or

(b)         The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer shall remain unremedied for three Business Days; or

(c)          Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d)         The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $150,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e)          The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Collection Agent seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or

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